UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 15, 2020

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 15, 2020, Ross Stores, Inc. (the “Company”) announced the early tender results and the upsizing of its tender offers to purchase for cash up to an amount of the Company’s 5.450% Senior Notes Due 2050, 4.800% Senior Notes due 2030, 4.700% Senior Notes due 2027, 4.600% Senior Notes due 2025, and 3.375% Senior Notes due 2024, such that the aggregate amount payable upon settlement (exclusive of accrued and unpaid interest) for all the notes accepted for purchase in the tender offers does not exceed $1,000,000,000 (an increase from the originally announced aggregate tender cap of $800,000,000).

On October 16, 2020, the Company announced the determination of the reference yields for the pricing of the tender offers under which senior notes of the participating series may be accepted for purchase, all on the terms and subject to the conditions set forth in the Offer to Purchase, dated October 1, 2020. Subject to applicable law, the Company may amend, extend or terminate the tender offers. The tender offers remain subject to the satisfaction of a financing condition.

The full text of the Company’s press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	October 15, 2020 Press Release by Ross Stores, Inc.
99.2	October 16, 2020 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2020

ROSS STORES, INC.
Registrant

By:	/s/Travis R. Marquette
Travis R. Marquette
Group Senior Vice President and Chief Financial
Officer, and Principal Accounting Officer

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